Exhibit 8.2

March 13, 2026

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

2 Jefferson Plaza

Poughkeepsie, NY 12601

Boards of Trustees/Directors:

You have requested this firm’s opinion regarding the material New York State franchise tax consequences relating to the reorganization of that will result from the conversion of Rhinebeck Bancorp, MHC, a New York-chartered non-stock mutual holding company (the “Mutual Holding Company”), from the mutual holding company to the stock holding company form of organization (the “Conversion”), pursuant to the Plan of Conversion and Reorganization of Rhinebeck Bancorp, MHC, dated February 10, 2026 (the “Plan”), and the integrated transactions described below. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan.

In connection with our opinion, we have relied upon the accuracy of the factual matters set forth in the Plan. In addition, we have relied on the opinion of Luse Gorman, PC related to the Federal tax consequences of the proposed Conversion (the “Federal Tax Opinion”), without undertaking to verify the same by independent investigation.

For purposes of this opinion, we are also relying on the representations as to factual matters provided to us by the Mutual Holding Company, Rhinebeck Bancorp, Inc., a Maryland stock corporation (the “Holding Company”), and Rhinebeck Bank, a New York-chartered stock savings bank (the “Bank”), as set forth in the certificates for the aforementioned entities, which are signed by an authorized officer of each of the aforementioned entities and incorporated herein by reference.

In issuing our opinions, we have assumed that the Plan has been duly and validly authorized and has been approved and adopted by the Board of Trustees of the Mutual Holding Company, and the Boards of Directors of the Holding Company and Bank at a meeting duly called and held; that the parties will comply with the terms and conditions of the Plan; and that the various representations and warranties that are provided to us are accurate, complete, true and correct. Accordingly, we express no opinion concerning the effect, if any, of variations from the foregoing. We specifically express no opinion concerning tax matters relating to the Plan except on the basis of the documents and assumptions described above.

In rendering our opinions, we assume that each of the parties to the Conversion will comply with all reporting obligations with respect to the Conversion required under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder (the “Treasury Regulations”).

We emphasize that the outcome of litigation cannot be predicted with certainty and, although we have attempted in good faith to opine as to the probable outcome of the merits of each tax issue with respect to which an opinion was requested, there can be no assurance that our conclusions are correct or that they would be adopted by the New York Department of Taxation and Finance or a court.

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

March 13, 2026

Our opinion is based upon the existing provisions of the New York Tax Law, the Official Compilation of Codes, Rules and Regulations of the State of New York (NYCRR), and upon current published rulings and other administrative guidance of the New York State Department of Taxation and Finance, as well as existing New York court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions stated herein, upon which this opinion is based, could modify the conclusions stated herein. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

We opine only as to the matters we expressly set forth herein, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

Description of Proposed Transactions

Based upon our review of, and in reliance upon, the documents described above, we understand that the relevant facts are as follows. The Bank became the wholly owned subsidiary of the Holding Company in 2019. The Holding Company is a stock holding company. The owners of the Mutual Holding Company are the depositors of the Bank, who are entitled upon the complete liquidation of the Mutual Holding Company to any liquidation proceeds after the payment of creditors. At March 11, 2026, the Holding Company had 11,140,395 shares of common stock outstanding, of which 4,794,420 shares, or 43%, were owned by the public (the “Minority Shares”) and the remaining 6,345,975 shares of common stock of the Holding Company were owned by the Mutual Holding Company.

The Board of Trustees of the Mutual Holding Company and the Boards of Directors of the Holding Company and the Bank have adopted the Plan providing for the conversion of the Mutual Holding Company from a New York-chartered non-stock mutual holding company to the stock holding company form of organization. As part of the Conversion, the Holding Company will succeed to all the rights and obligations of the Mutual Holding Company and will offer shares of Holding Company Common Stock to depositors of the Bank and members of the general public in a stock offering (the “Offering”).

Pursuant to the Plan, the Conversion will be effected as follows and in such order as is necessary to consummate the Conversion:

(1)	The Mutual Holding Company will convert its charter from that of a New York non-stock mutual holding company to that of a Delaware stock corporation (the “Delaware Corporation”) pursuant to Delaware law (the “MHC Charter Conversion”). Concurrently with the MHC Charter Conversion, the Delaware Corporation will establish a liquidation account, and depositors will receive interests in the liquidation account in the Delaware Corporation in exchange for their ownership interests in the Mutual Holding Company. The Delaware Corporation will not issue any capital stock.

(2)	Immediately after the MHC Charter Conversion, the Delaware Corporation will merge with and into the Holding Company with the Holding Company as the surviving entity (the “Merger”) whereby the shares of Holding Company common stock held by the Delaware Corporation will be cancelled and certain depositors (i.e., Eligible Account Holders and Supplemental Eligible Account Holders of the Bank) will constructively receive an interest in a liquidation account established in the Holding Company in exchange for their interests in the Delaware Corporation liquidation account. As part of the Merger, each of the Minority Shares will automatically, without further action on the part of the holders thereof, be converted into and become the right to receive new shares of Holding Company common stock, based on the Exchange Ratio, as further described herein (the “Exchange Shares”).

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

March 13, 2026

(3)	Immediately after the Merger, the Holding Company will offer for sale the new shares of Holding Company common stock (not including the Exchange Shares) in the Offering.

(4)	The Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in constructive exchange for additional common stock of the Bank and in exchange for the liquidation account established in the Bank (the “Bank Liquidation Account”).

Following the Conversion, the Liquidation Account will be maintained by the Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. Pursuant to Section 19 of the Plan, the initial balance of the Liquidation Account will be equal to the product of (i) the Majority Ownership Interest and (ii) the Holding Company’s total stockholders’ equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Conversion, plus the value of the net assets of the Mutual Holding Company (excluding its ownership of Holding Company common stock) as reflected in the latest statement of financial condition of the Mutual Holding Company before the effective date of the Conversion. The terms of the Liquidation Account and the Bank Liquidation Account, which supports the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets, are set forth in Section 19 of the Plan.

As part of the Conversion, all of the then-outstanding shares of Holding Company common stock owned by Minority Stockholders will be exchanged for new shares of Holding Company Common Stock pursuant to the Exchange Ratio that ensures that after the Conversion, Minority Stockholders will own in the aggregate the same percentage of Holding Company Common Stock as they held immediately prior to the Conversion, exclusive of (i) Minority Stockholders’ purchases of additional shares of Holding Company Common Stock in the Offering, and (ii) cash received in lieu of fractional shares.

Upon completion of the Conversion and Offering, the Holding Company will continue to be a publicly-held corporation, its common stock will continue to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, and it will continue to be subject to the rules and regulations thereunder and will continue to file periodic reports and proxy statements with the SEC. The Bank will continue to be a wholly owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

The stockholders of the Holding Company will be the former Minority Stockholders of the Holding Company immediately prior to the Conversion, plus those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to Eligible Account Holders, the Bank’s tax-qualified employee plans, Supplemental Eligible Account Holders, and certain depositors of the Bank as of the Voting Record Date who qualify as Voting Members (“Other Depositors”). The Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the Subscription Offering, if any, for sale in a Community Offering (with preferences given first to persons residing in the Albany, Dutchess, Orange and Ulster Counties in New York, and if shares remain after the subscription and community offerings, shares may be offered, at the sole discretion of the Holding Company, to members of the general public in a Syndicated Community Offering.

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

March 13, 2026

Luse Gorman, P.C. Federal Tax Opinion

Luse Gorman, PC has provided an opinion that addresses the material federal income tax consequences of the Conversion, which include the following:

(1)	The MHC Charter Conversion of the Mutual Holding Company to the Delaware Corporation, as described above, will constitute a reorganization within the meaning of Code Section 368(a)(1)(F), and no gain or loss will be recognized to either the Mutual Holding Company or the Delaware Corporation as a result of the MHC Charter Conversion, and no gain or loss will be recognized by the exchange of Eligible Account Holders and Supplemental Eligible Account Holders’ liquidation interests in the Mutual Holding Company for interests in the liquidation account of the Delaware Corporation.

(2)	The Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to the Delaware Corporation and the Delaware Corporations’s assumption of its liabilities in exchange for liquidation interests in the Mutual Holding Company and the distribution of the interests in the liquidation account of the Delaware Corporation to the Eligible Account Holders and Supplemental Eligible Account Holders (Sections 361(a), 361(c) and 357(a) of the Code).

(3)	No gain or loss will be recognized by the Delaware Corporation upon the receipt of the assets of the Mutual Holding Company in the MHC Charter Conversion (Section 1032(a) of the Code).

(4)	The basis of the assets of the Mutual Holding Company to be received by the Delaware Corporation will be the same as the basis of such assets in the Mutual Holding Company immediately prior to the transfer (Section 362(b) of the Code).

(5)	The holding period of the assets of the Mutual Holding Company to be received by the Delaware Corporation will include the holding period of those assets in the Mutual Holding Company immediately prior to the transfer (Section 1223(2) of the Code).

(6)	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in the Mutual Holding Company for interests in the liquidation account in the Delaware Corporation (Section 354 of the Code).

(7)	The Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(l)(A) of the Code).

(8)	The exchange of the Eligible Account Holders and Supplemental Eligible Account Holders’ liquidation account of the Delaware Corporation for interests in the Liquidation Account in the Holding Company in the Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Treasury Regulations. (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

March 13, 2026

(9)	No gain or loss will be recognized by the Delaware Corporation on the transfer of its assets to the Holding Company and the Holding Company’s assumption of its liabilities, if any, in exchange for interests in the Liquidation Account in the Holding Company or on the distribution of such Liquidation Account interests to certain depositors of the Bank (i.e., the former owners of the Mutual Holding Company who become the owners of the Delaware Corporation as a result of the MHC Charter Conversion and who are either Eligible Account Holders or Supplemental Eligible Account Holders of the Bank). (Section 361(a), 361(c) and 357(a) of the Code).

(10)	No gain or loss will be recognized by the Holding Company upon the receipt of the assets of the Delaware Corporation in the Merger in exchange for the transfer of the Liquidation Account interests in the Holding Company to certain depositors of the Bank. (Section 1032(a) of the Code).

(11)	Depositors of the Bank who have interests in the liquidation account of the Delaware Corporation will recognize no gain or loss upon the receipt of an interest in the Liquidation Account in the Holding Company in exchange for their interests in the liquidation account of the Delaware Corporation. (Section 354(a) of the Code).

(12)	The basis of the assets of the Delaware Corporation to be received by the Holding Company (except for the shares of Holding Company common stock held by the Delaware Corporation which will be cancelled as a result of the Merger) will be the same as the basis of such assets in the Delaware Corporation immediately prior to the transfer. (Section 362(b) of the Code).

(13)	The Holding Company’s holding period of the assets transferred from the Delaware Corporation will include the holding period of those assets for the period held by Delaware Corporation. (Section 1223(2) of the Code).

(14)	Except with respect to the receipt of cash in lieu of fractional share interests, the Minority Stockholders will not recognize any gain or loss upon their exchange of shares of Holding Company common stock for new shares of Holding Company Common Stock. (Section 354 of the Code).

(15)	The payment of cash to the Minority Stockholders in lieu of fractional shares of Holding Company Common Stock will be treated as though the fractional shares were distributed as part of the Merger and then redeemed by the Holding Company. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Code, with the result that such stockholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574).

(16)	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase shares of Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. (Section 356(a) of the Code). Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors will not realize any taxable income as a result of their exercise of the nontransferable subscription rights. (Rev. Rul. 56-572, 1956-2 C.B. 182).

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

March 13, 2026

(17)	It is more likely than not that the fair market value, at the effective date of the Conversion, of the benefit to Eligible Account Holders and Supplemental Eligible Account Holders provided by an interest in the Bank Liquidation Account which they receive is zero. Pursuant to the Plan, the Bank Liquidation Account supports the payment of the Liquidation Account in the unlikely event that either the Bank (or the Holding Company and the Bank) were to liquidate after the Conversion (including a liquidation of the Bank or the Bank and the Holding Company in a purchase and assumption transaction with a credit union acquiror) when the Holding Company lacks sufficient net assets to pay the distributions from the Liquidation Account when due. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the distribution to them of such rights in the Bank Liquidation Account as of the effective date of the Conversion. (Section 356(a) of the Code).

(18)	Each stockholder’s aggregate basis in such stockholder’s new shares of Holding Company Common Stock received in the exchange will be the same as such stockholder’s aggregate basis in the shares of Holding Company common stock surrendered in exchange therefor. (Section 358(a) of the Code).

(19)	Each stockholder’s holding period in such stockholder’s shares of Holding Company Common Stock received in the exchange will include the period during which the shares of Holding Company common stock surrendered was held, provided that the common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange. (Section 1223(1) of the Code).

(20)	The basis of the shares of Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code).

(21)	The holding period of the shares of Holding Company Common Stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such shares was exercised. (Section 1223(5) of the Code).

(22)	No gain or loss will be recognized by the Holding Company on the receipt of money in exchange for shares of Holding Company Common Stock sold in the Offering. (Section 1032 of the Code).

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

March 13, 2026

New York Tax Opinion

In issuing the opinions set forth below, we have referred solely to existing provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, and upon current Internal Revenue Service (the “Service”) administrative rulings, notices and procedures and court decisions. Such laws, regulations, administrative rulings, notices and procedures and court decisions are subject to change at any time. Any such change could affect the continuing validity of the opinions set forth below. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

Our opinions are not binding on the New York Department of Taxation and Finance and that Department may disagree with the opinions contained herein. Although we believe our opinion will be sustained if challenged, there can be no assurances to this effect. Because the opinions expressed herein are based upon current tax law, future changes in New York tax laws, regulations, rulings or case law may affect the tax consequences relating to the Plan. However, we have no responsibility to update this opinion for events, transactions or circumstances occurring after the date of this letter.

The Mutual Holding Company, the Holding Company and Bank are subject to the New York State Franchise Tax on General Business Corporations under New York Tax Law Article 9-A. At the effective time of the Conversion, the Holding Company and Bank will continue to be subject to same.

New York Tax Law Article 9-A Section 209 provides that every domestic or foreign corporation, except corporations specified in subdivision four of this section, shall annually pay a franchise tax, upon the basis of its business income base. Business income base is defined in Section 208 as taxable income reported to Untied States Treasury Department, with enumerated modifications. Such modifications are not relevant to this Opinion. By adopting the federal Internal Revenue Code, New York has conformed its treatment of corporate reorganizations to the federal treatment.

Accordingly, based upon the facts and representations stated herein and the existing law, and the assumptions made by Luse Gorman, P.C. in the federal opinion letter, it is the opinion of Wolf & Company, P.C. regarding the New York State Franchise Tax on General Business Corporation and tax effects of the Plan that:

(1)	The MHC Charter Conversion of the Mutual Holding Company to the Delaware Corporation, as described above, will constitute a reorganization, and no gain or loss will be recognized to either the Mutual Holding Company or the Delaware Corporation as a result of the MHC Charter Conversion, and no gain or loss will be recognized by the exchange of Eligible Account Holders and Supplemental Eligible Account Holders’ liquidation interests in the Mutual Holding Company for interests in the liquidation account of the Delaware Corporation.

(2)	The Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to the Delaware Corporation and the Delaware Corporations’s assumption of its liabilities in exchange for liquidation interests in the Mutual Holding Company and the distribution of the interests in the liquidation account of the Delaware Corporation to the Eligible Account Holders and Supplemental Eligible Account Holders.

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

March 13, 2026

(3)	No gain or loss will be recognized by the Delaware Corporation upon the receipt of the assets of the Mutual Holding Company in the MHC Charter Conversion.

(4)	The basis of the assets of the Mutual Holding Company to be received by the Delaware Corporation will be the same as the basis of such assets in the Mutual Holding Company immediately prior to the transfer.

(5)	The holding period of the assets of the Mutual Holding Company to be received by the Delaware Corporation will include the holding period of those assets in the Mutual Holding Company immediately prior to the transfer.

(6)	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in the Mutual Holding Company for interests in the liquidation account in the Delaware Corporation.

(7)	The Merger will qualify as a tax-free reorganization.

(8)	The exchange of the Eligible Account Holders and Supplemental Eligible Account Holders’ liquidation account of the Delaware Corporation for interests in the Liquidation Account in the Holding Company in the Merger will satisfy the continuity of interest requirement.

(9)	No gain or loss will be recognized by the Delaware Corporation on the transfer of its assets to the Holding Company and the Holding Company’s assumption of its liabilities, if any, in exchange for interests in the Liquidation Account in the Holding Company or on the distribution of such Liquidation Account interests to certain depositors of the Bank (i.e., the former owners of the Mutual Holding Company who become the owners of the Delaware Corporation as a result of the MHC Charter Conversion and who are either Eligible Account Holders or Supplemental Eligible Account Holders of the Bank).

(10)	No gain or loss will be recognized by the Holding Company upon the receipt of the assets of the Delaware Corporation in the Merger in exchange for the transfer of the Liquidation Account interests in the Holding Company to certain depositors of the Bank.

(11)	Depositors of the Bank who have interests in the liquidation account of the Delaware Corporation will recognize no gain or loss upon the receipt of an interest in the Liquidation Account in the Holding Company in exchange for their interests in the liquidation account of the Delaware Corporation.

(12)	The basis of the assets of the Delaware Corporation to be received by the Holding Company (except for the shares of Holding Company common stock held by the Delaware Corporation which will be cancelled as a result of the Merger) will be the same as the basis of such assets in the Delaware Corporation immediately prior to the transfer.

(13)	The Holding Company’s holding period of the assets transferred from the Delaware Corporation will include the holding period of those assets for the period held by Delaware Corporation.

(14)	Except with respect to the receipt of cash in lieu of fractional share interests, the Minority Stockholders will not recognize any gain or loss upon their exchange of shares of Holding Company common stock for new shares of Holding Company Common Stock.

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

March 13, 2026

(15)	The payment of cash to the Minority Stockholders in lieu of fractional shares of Holding Company Common Stock will be treated as though the fractional shares were distributed as part of the Merger and then redeemed by the Holding Company. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed, with the result that such stockholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares.

(16)	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase shares of Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors will not realize any taxable income as a result of their exercise of the nontransferable subscription rights.

(17)	It is more likely than not that the fair market value, at the effective date of the Conversion, of the benefit to Eligible Account Holders and Supplemental Eligible Account Holders provided by an interest in the Bank Liquidation Account which they receive is zero. Pursuant to the Plan, the Bank Liquidation Account supports the payment of the Liquidation Account in the unlikely event that either the Bank (or the Holding Company and the Bank) were to liquidate after the Conversion (including a liquidation of the Bank or the Bank and the Holding Company in a purchase and assumption transaction with a credit union acquiror) when the Holding Company lacks sufficient net assets to pay the distributions from the Liquidation Account when due. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the distribution to them of such rights in the Bank Liquidation Account as of the effective date of the Conversion.

(18)	Each stockholder’s aggregate basis in such stockholder’s new shares of Holding Company Common Stock received in the exchange will be the same as such stockholder’s aggregate basis in the shares of Holding Company common stock surrendered in exchange therefor.

(19)	Each stockholder’s holding period in such stockholder’s shares of Holding Company Common Stock received in the exchange will include the period during which the shares of Holding Company common stock surrendered was held, provided that the common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

(20)	The basis of the shares of Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof.

(21)	The holding period of the shares of Holding Company Common Stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such shares was exercised.

(22)	No gain or loss will be recognized by the Holding Company on the receipt of money in exchange for shares of Holding Company Common Stock sold in the Offering.

Boards of Trustees/Directors

Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, Inc.

Rhinebeck Bank

March 13, 2026

Conclusion

The opinions contained herein are rendered only with respect to the specific matters discussed herein and we express no opinion with respect to any other legal, Federal, state, or local tax aspect of these transactions. This opinion is not binding upon any tax authority including the New York Department of Taxation and Finance or any court and no assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority.

The opinions set forth above represent our conclusions as to the application of existing New York tax law to the facts of the instant transaction, and we can give no assurance that changes in such law, or in the interpretation thereof, will not affect the opinions expressed by us.

It is expressly understood that the opinions set forth above represent our conclusions based upon the documents reviewed by us and the facts presented to us. Any material amendments to such documents or changes in any significant fact could affect the opinions expressed herein.

We have not been asked to, and we do not, render any opinion with respect to any matters other than those expressly set forth above. This opinion is rendered solely for the benefit of the Mutual Holding Company, Holding Company and the Bank in connection with the proposed conversion described herein and may not be delivered to or relied upon by any other person or entity without our express written consent. We hereby consent to the filing of this opinion as an exhibit to the Mutual Holding Company’s Applications, as filed with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and New York State Department of Financial Services (“NYSDFS”), and to the Holding Company’s Registration Statement on Form S-1, as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Applications and the Form S-1 under the captions “The Conversion and Offering-Material Income Tax Consequences” and “Legal Matters.” By giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

Wolf & Company, P.C.